Exhibit 32
Certification of Christopher E. Kubasik and Kenneth L. Bedingfield
Pursuant to Section 1350 of Chapter 63 of Title 18 of the
United States Code as Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002
In connection with the filing of the Quarterly Report on Form 10-Q of L3Harris Technologies, Inc. (“L3Harris”) for the two quarters ended June 27, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, Christopher E. Kubasik, Chair and Chief Executive Officer, and Kenneth L. Bedingfield, Senior Vice President, Chief Financial Officer and President, Aerojet Rocketdyne, hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of L3Harris as of the dates and for the periods expressed in the Report.

Date: July 24, 2025	/s/ Christopher E. Kubasik
	Name:	Christopher E. Kubasik
	Title:	Chair and Chief Executive Officer

/s/ Kenneth L. Bedingfield
	Name:	Kenneth L. Bedingfield
	Title:	Senior Vice President, Chief Financial Officer and President, Aerojet Rocketdyne